UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   November 24, 2004

ART TECHNOLOGY GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26679	04-3141918
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 First Street, Cambridge, Massachusetts	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (617) 386-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement

On November 24, 2004, we entered into the Sixth Loan Modification Agreement with Silicon Valley Bank. This modification agreement amended the Amended and Restated Loan and Security Agreement dated as of June 13, 2002 between us and the bank, as previously amended, by extending the expiration date of our revolving credit facility from November 25, 2004 to December 25, 2004

We agreed to pay the bank a modification fee of approximately $7,000 and to reimburse the bank for its reasonable legal fees and expenses incurred in connection with the amendment of the existing loan documents.

We began negotiations with the bank for renewal of the credit facility before our acquisition of Primus Knowledge Solutions, Inc. The Primus acquisition was completed on November 1, 2004, and we entered into the modification agreement to enable us to negotiate a renewed credit facility, based on the combined companies. At November 24, 2004, we had no borrowings outstanding, the bank had issued letters of credit in the aggregate amount of approximately $9.1 million for our account under this credit facility, and approximately $10.9 million was available for borrowings under this credit facility.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ART TECHNOLOGY GROUP, INC.
Date: November 29, 2004	By:	/s/ Edward Terino
Edward Terino
Senior Vice President and Chief Financial Officer